EXHIBIT 99.1

OMNIQ Expands Q Shield™ Into Arkansas for Uninsured Vehicle Enforcement

Two-year contract supports the VIDEP program with a processing and technology fee for each citation issued

SALT LAKE CITY, Oct. 29, 2026 (GLOBE NEWSWIRE) -- OMNIQ CORP. (OTCQB: OMQS) ("OMNIQ" or the "Company"), a provider of AI-based computer vision solutions, today announced a two-year contract to deploy its Q Shield™ platform in Arkansas to support uninsured vehicle enforcement through the VIDEP program. The contract marks the Company’s first deployment in the state.

The deployment will use license plate recognition (LPR) technology to help identify uninsured vehicles and support the citation process. Q Shield sends potential violations to authorized officers for review and a final enforcement decision.

Cameras are planned at two locations. One location has estimated traffic of 8,000 to 15,000 vehicles per day. Traffic volume at the second location has not yet been confirmed.

Under the two-year contract, OMNIQ will receive a processing and technology fee for each citation issued through the program. This creates an opportunity for recurring revenue tied to citation activity over the contract term. Revenue will depend on the number of citations issued. Enforcement decisions remain with the responsible agency.

“This contract brings Q Shield into Arkansas with a focused application for uninsured vehicle enforcement,” said Shai Lustgarten, CEO of OMNIQ. “The two-year term and per-citation processing and technology fee create an opportunity to generate recurring revenue as the program operates. We see this deployment as a foundation for pursuing additional opportunities in Arkansas.”

ABOUT OMNIQ

OMNIQ CORP. uses patented and proprietary artificial intelligence to deliver machine vision image processing solutions, including data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic and parking management, and access control applications.

Our solutions help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders and other environments.

Our principal solutions include hardware, software, communications, automated management services, technical services and support. Our experienced team helps customers simplify integration and deploy practical solutions across complex operating environments.

Privacy and Data Security Commitment

OMNIQ solutions are built to meet the privacy and data protection requirements of the agencies that use them. License plate data is processed and stored in a private network, and access is limited to authorized personnel at the contracting agency. Data is retained and purged according to the agency’s policy and applicable state law. OMNIQ does not sell plate data or share it with third parties for commercial purposes.

For more information about OMNIQ Corp. and its innovative solutions, please visit www.omniq.com.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the planned Arkansas deployment, anticipated processing and technology fee revenue, citation activity, and potential additional opportunities in Arkansas. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact

Company

IR@OMNIQ.COM

HAYDEN IR:
Brett Maas
(646) 536-7331
brett@haydenir.com

James Carbonara
(646)-755-7412
james@haydenir.com